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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934




                           QUEST EDUCATION CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                    65-0038445
    ------------------------------                 ---------------------------
       (State of incorporation)                        (I.R.S. Employer
           or organization)                            Identification No.)

                          1400 HEMBREE ROAD, SUITE 100
                             ROSWELL, GEORGIA 30076
             ------------------------------------------------------
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                      Name of each exchange
         Title of each class                           on which each class
         to be so registered                           is to be registered
    ------------------------------                 --------------------------

                NONE                                          NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                 PREFERRED SHARE
                                 PURCHASE RIGHTS
             ------------------------------------------------------
                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the description of the Preferred Share Purchase Rights contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on May 21, 1999, which is incorporated herein by reference.

ITEM 2. EXHIBITS.

         4.1 Rights Agreement, dated as of March 1 1999, between the Registrant and First Union National Bank, as Rights Agent (including the Exhibits thereto) (incorporated by reference from Exhibit 4.1 filed with the Registrant's Current Report on Form 8-K, filed on May 21, 1999).

         4.2 Amendment No. 1 to Rights Agreement, dated as of June 25, 2000 (incorporated by reference from Exhibit (e)(10) filed with the Registrant's Schedule 14D-9 filed with the Commission on June 28, 2000.)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 29, 2000.                        QUEST EDUCATION CORPORATION



                                      By: /s/ Vince Pisano
                                          --------------------------------------
                                          Vince Pisano, Vice President Finance
                                                  and Chief Financial Officer